TRANSFER AGENCY SERVICES AGREEMENT TERMS AND CONDITIONS


         This Agreement is made as of May 1, 1992 by and between PROVIDENT FINANCIAL PROCESSING CORPORATION, a Delaware corporation ("PFPC"), and THE AMERICAN SKANDIA TRUST, a Massachusetts business trust ("Fund").

         The Fund is registered as an open-end investment company under the Investment Company Act of 1940, as amended (the "1940 Act"). The Fund wishes to retain PFPC to provide transfer agency services, and PFPC wishes to furnish such services.

         In consideration of the promises and mutual covenants herein contained, the parties agree as follows:

         1.          Definitions.

                  (a) "Authorized Person." The term "Authorized Person" shall mean any officer of the Fund and any other person, who is duly authorized by the Fund's Governing Board, to give Oral and Written Instructions on behalf of the Fund. Such persons are listed in the Certificate attached hereto as the Authorized Persons Appendix.
                  (b) "CFTC." The term "CFTC" shall mean the Commodities Futures Trading Commission. (c) "Governing Board." The term "Governing Board" shall mean the Fund's Board of
Directors if the Fund is a corporation or the Fund's Board of Trustees if the Fund is a trust, or, where duly authorized, a competent committee thereof.
                  (d) "Oral lnstructions." The term "Oral Instructions" shall mean oral instructions received by PFPC from an Authorized Person or from a person reasonably believed by PFPC to be an Authorized Person.
                  (e) "SEC." The term "SEC" shall mean the Securities and Exchange Commission. (f) "Securities and Commodities Laws." The term "Securities and Commodities Laws" shall mean the "1933 Act," the Securities Act of 1933, as amended, the "1934 Act," the Securities Exchange Act of 1934, as amended, the 1940 Act, and the "CEA," the Commodities Exchange Act, as amended.
                  (g) "Shares." The term "Shares" shall mean the shares of stock of any series or class of the Fund, or, where appropriate, units of beneficial interest in a trust where the Fund is organized as a Trust.
                  (h) "Written Instructions." The term "Written Instructions" shall mean written instructions signed by two Authorized Persons and received by PFPC. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.
         2. Appointment. The Fund hereby appoints PFPC to provide transfer agency services to the Fund, in accordance with the terms set forth in this Agreement, PFPC accepts such appointment and agrees to furnish such services.
         3. Delivery of Documents. The Fund has provided or, where applicable, will provide PFPC with the following:
                             (a) Certified or authenticated copies of the resolutions of the Fund's Governing Board, approving the appointment of PFPC or its affiliates to provide services;

                             (b) A copy  of the  Fund's  most  recent  effective
registration statement;

                             (c) A copy  of the  Fund's  advisory  agreement  or
agreements;

                             (d) A copy of the Fund's distribution  agreement or
agreements;

                             (e)    A   copy   of  the   Fund's   administration
                                    agreement if PFPC is not providing the Fund with such services;

                             (f) Copies of any shareholder  servicing agreements
made in respect of the Fund; and

                             (g)    Certified or authenticated copies of any and
                                    all   amendments  or   supplements   to  the
                                    foregoing.

         4. Compliance with Government Rules and Regulations. PFPC undertakes to comply with all applicable requirements of the 1933 Act, the 1934 Act, the 1940 Act, and the CEA, and any laws, rules and regulations of governmental authorities having jurisdiction with respect to all duties to be performed by PFPC hereunder. Except as specifically set forth herein, PFPC assumes no responsibility for such compliance by the Fund.
         5. Instructions. Unless otherwise provided in this Agreement, PFPC shall act only upon Oral and Written Instructions.

                  PFPC shall be entitled to rely upon any Oral and Written Instruction it receives from an Authorized Person (or from a person reasonably believed by PFPC to be an Authorized Person) pursuant to this Agreement. PFPC may assume that any Oral or Written Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents or this Agreement or of any vote, resolution or proceeding of the Fund' s Governing Board or of the Fund's shareholders.

                  The Fund agrees to forward to PFPC Written Instructions confirming Oral Instructions so that PFPC receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PFPC shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions. The Fund further agrees that PFPC shall incur no liability to the Fund in acting upon Oral or Written Instructions provided such instructions reasonably appear to have be received from an Authorized Person.

         6.       Right to Receive Advice.

                  (a) Advice of the Fund. If PFPC is in doubt as to any action is should or should not take, PFPC may request directions or advice, including Oral or Written Instructions, from the Fund.

                  (b) Advice of Counsel. If PFPC shall be in doubt as to any question of law pertaining to any action it should or should not take, PFPC may request advice at its own cost from such counsel of its own choosing (who may be counsel for the Fund, the Fund's advisor or PFPC, at the option of PFPC).

                  (c) Conflicting Advice. In the event of a conflict between directions, advice or Oral or Written Instructions PFPC receives from the Fund, and the advice it receives from counsel, PFPC shall be entitled to rely upon and follow the advice of counsel.

                  (d) Protection of PFPC. PFPC shall be protected in any action it takes or does not take in reliance upon directions, advice or Oral or Written Instructions it receives from the Fund or from counsel and which PFPC believes, in good faith, to be consistent with those directions, advice or Oral or Written Instructions.

         Nothing in this paragraph shall be construed so as to impose an obligation upon PFPC (i) to seek such directions, advice or Oral or Written Instructions, or (ii) to act in accordance with such directions, advice or Oral or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of PFPC's properly taking or not taking such action.

         7. Records. The books and records pertaining to the Fund, which are in the possession of PFPC, shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. The Fund, or the Fund's Authorized Persons, shall have access to such books and records at all times during PFPC's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by PFPC to the Fund or to an Authorized Person of the Fund, at the Fund's expense.

         8. Confidentiality. PFPC agrees to keep confidential all records of the Fund and information relative to the Fund and its shareholders (past, present and potential), unless the release of such records or information is otherwise consented to, in writing, by the Fund. The Fund agrees that such consent shall not be unreasonably withheld. The Fund further agrees that, should PFPC be required to provide such information or records to duly constituted authorities (who may institute civil or criminal contempt proceedings for failure to comply), PFPC shall not be required to seek the Fund's consent prior to disclosing such information.

         9. Cooperation with Accountants. PFPC shall cooperate with the Fund's independent public accountants and shall take all reasonable actions in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Fund.

         10. Disaster Recovery. PFPC shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, PFPC shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions but shall have no liability with respect thereto. is required by the Fund.

         11. Compensation. As compensation for services rendered by PFPC during the term of this Agreement, the Fund will pay to PFPC a fee or fees as may be agreed to from time to time in writing by the Fund and PFPC.

         12. Indemnification. The Fund agrees to indemnify and hold harmless PFPC and its nominees from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the 1933 Act, the 1934 Act, the 1940 Act, the CEA, and any state and foreign securities and blue sky laws, and amendments thereto), and expenses, including (without limitation) attorneys' fees and disbursements, arising directly or indirectly from any action which PFPC takes or does not take (i) at the request or on the direction of or in reliance on the advice of the Fund or (ii) upon Oral or Written Instructions. Neither PFPC, nor any of its nominees, shall be indemnified against any liability to the Fund or to its shareholders (or any expenses incident to such liability) arising out of PFPC's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under this Agreement.

         13. Responsibility of PFPC. PFPC shall be under no duty to take any action on behalf of the Fund except as specifically set forth herein or as may be specifically agreed to by PFPC, in writing. PFPC shall be obligated to exercise care and diligence in the performance of its duties hereunder, to act in good faith and to use its best efforts, within reasonable limits, in performing services provided for under this Agreement. PFPC shall be responsible for failure to perform its duties under this Agreement arising out of PFPC's willful misfeasance, bad faith, gross negligence or reckless disregard of such duties.

         Without limiting the generality of the foregoing or of any other provision of this Agreement, PFPC, in connection with its duties under this Agreement, shall not be under any duty or obligation to inquire into and shall not be liable for (a) the validity or invalidity or authority or lack thereof of any Oral or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which PFPC reasonably believes to be genuine; or (b) delays or errors or loss of data occurring by reason of circumstances beyond PFPC's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

         Notwithstanding anything in this Agreement to the contrary, PFPC shall have no liability to the Fund for any consequential, special or indirect losses or damages which the Fund may incur or suffer by or as a consequence of PFPC's performance of the services provided hereunder, whether or not the likelihood of such losses or damages was known by PFPC.

         14.       Description of Services.

     (a) Services Provided on an Ongoing Basis by PFPC to the Fund.

                           (i)      Calculate 12b-1 payments;

                           (ii)     Maintain proper shareholder registrations;

                           (iii) Review new applications with  correspondence to
shareholders to complete or
correct information;

     (iv) Direct payment processing of checks or wires;

     (v) Prepare and certify stockholder lists in conjunction with proxy solicitations;

                           (vi)     Countersign securities;

                           (vii)    Direct shareholder confirmation of activity;

                           (viii) Provide toll-free lines for direct shareholder
use, plus customer liaison
staff for on-line inquiry response;

     (ix) Mail duplicate confirmations to broker-dealers of their clients' activity, whether executed through the broker-dealer or directly with PFPC;

     (x) Provide periodic shareholder lists and statistics to the clients;

     (xi) Provide detail for underwriter/broker confirmations;

                           (xii) Periodic  mailing of year-end tax and statement
information;

                           (xiii) Timely  notification  of  investment  advisor,
accounting agent, and custodian of
fund activity; and

                           (xiv)  Perform  other   participating   broker-dealer
shareholder services as may be
agreed upon from time to time.

     (b)  Services  Provided by PFPC Under Oral or Written  instructions  of the
Fund.

                  (i)      Accept and post daily Fund purchases and redemptions;

     (ii) Accept, post and perform shareholder transfers and exchanges;

                  (iii)    Pay dividends and other distributions;

                  (iv)     Solicit and tabulate proxies; and

                  (v) Issue and cancel certificates (when requested in writing by the shareholder).

         (c)      Purchase of Shares.

         PFPC shall issue and credit an account of an investor, in the manner described in the Fund's prospectus, once it receives:

                  (i)      A purchase order;

     (ii) Proper information to establish a shareholder account; and

                  (iii) Confirmation of receipt or crediting of funds for such order to the Fund's custodian.

         (d) Redemption of Shares. PFPC shall redeem a Fund's shares only if that function is properly authorized by the certificate of incorporation or resolution of the Fund's Governing Board. Shares shall be redeemed in accordance with the provisions of the Fund's prospectus and each shareholder's individual directions pursuant to the prospectus. Shares shall be redeemed when the shareholder tenders his or her shares and directs the method of redemption pursuant to provisions of the prospectus. If securities are received in proper form, shares shall be redeemed before the funds are provided to PFPC. When the Fund provides PFPC with funds and if redemption proceeds are not wired then all redemption checks shall be drawn to the record-holder unless:

     (i) Surrendered certificate is drawn to the order of an assignee or holder and transfer authorization is signed by record-holder; or

                  (ii) Transfer authorizations are signed by the record-holder when shares are held in book-entry form:

When a shareholder's broker-dealer notifies PFPC of a redemption, and the Fund provides PFPC with funds, PFPC shall prepare and send all redemption checks drawn to the broker-dealer on behalf of the shareholder.

         (e) Dividends and Distributions. PFPC must receive a resolution of the Fund's Governing Board authorizing the declaration and payment of dividends and distributions. Upon receipt of the resolution, PFPC shall issue the dividends and distributions in shares, or, upon shareholder election, pay such dividends and distributions in cash, if provided for in the prospectuses of the Fund. Such issuance or payment shall be made after deduction and payment of the required amount of funds to be withheld in accordance with any applicable tax laws or other laws, rules or regulations. The Fund's shareholders shall receive tax forms and other information, or permissible substitute notice, relating to dividends and distributions, paid by the Fund as are required to be filed and mailed by applicable law, rule or regulation.

         PFPC shall maintain and file with the IRS and other appropriate taxing authorities reports relating to all dividends above a stipulated amount paid by the Fund to its shareholders as required by tax or other law, rule or regulation.

         (f)      Shareholder Account Services.

     (i) PFPC may arrange, in accordance with the prospectus, for issuance of shares obtained through:

     - Any pre-authorized check plan; and

     - Direct purchases through broker wire orders, checks and applications.

                  (ii) PFPC may arrange, in accordance with the prospectus, for a shareholders:

     - Exchange of shares for shares of a Fund for which the Fund has exchange privileges;

     - Automatic redemption from an account where that shareholder participates in a automatic redemption plan; and/or

     - Redemption of shares from an account with a checkwriting privilege.

         (g)       Communications to Shareholders.

         Upon timely written instructions, PFPC shall mail all communications by the Fund to its shareholders, including:

                  (i)      Reports to shareholders;

                  (ii)     Confirmations of purchases and sales of fund shares;

                  (iii)    Monthly or quarterly statements;

                  (iv)     Dividend and distribution notices;

                  (v)      Proxy material; and

                  (vi)     Tax form information.

         PFPC will receive and tabulate the proxy cards for the meetings of the Fund's shareholders.

         (h)      Records.

         PFPC shall maintain records of the accounts for each shareholder showing the following information:

     (i) Name, address and United States Tax Identification or Social Security number;

                  (ii) Number and class of shares held and number and class of shares for which certificates, if any, have been issued, including certificate numbers and denominations;

                  (iii) Historical information regarding the account of each shareholder, including dividends and distributions paid and the date and price for all transactions on a shareholder's account;

                  (iv)  Any  stop  or   restraining   order  placed   against  a
shareholder's account;

     (v)  Any   correspondence   relating  to  the  current   maintenance  of  a
shareholder's account;

                  (vi)     Information with respect to withholdings; and

                  (vii) Any information required in order for the transfer agent to perform any calculations contemplated or required by this Agreement.

         (i)      Lost or Stolen Certificates.

         PFPC shall place a stop notice against any certificate reported to be lost or stolen and comply with all applicable federal regulatory requirements for reporting such loss or alleged misappropriation.

         A new certificate shall be registered and issued upon:

                  (i) Shareholder's pledge of a lost instrument bond or such and other appropriate indemnity bond issued by a surety company approved by PFPC; and

                  (ii) Completion of a release and indemnification agreement signed by the shareholder to protect PFPC and PFPC.

         (j)      Shareholder Inspection of Stock Records.

         Upon requests from Fund shareholders to inspect stock records, PFPC will notify the Fund and require instructions granting or denying each such request.

         Unless PFPC has acted contrary to the Fund's instructions, the Fund agrees to release PFPC from any liability for refusal of permission for a particular shareholder to inspect the Fund's shareholder records.

         (k)       Withdrawal of Shares and Cancellation of Certificates.

         Upon receipt of Written Instructions, PFPC shall cancel outstanding certificates surrendered by the Fund to reduce the total amount of outstanding shares by the number of shares surrendered by the Fund.

         15. Duration and Termination. This Agreement shall continue until terminated by either party on sixty (60) days' prior written notice to the other party.

         16. Notices. All notices and other communications, including Written Instructions, shall be in writing or by confirming telegram, cable, telex or facsimile sending device. Notices shall be addressed (a) if to PFPC at PFPC's address, 103 Bellevue Parkway, Wilmington, Delaware 19809; (b) if to the Fund, at the address of the Fund; or (c) if to neither of the foregoing, at such other address as shall have been notified to the sender of any such notice or other communication. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

         17. Amendments. This Agreement, or any term thereof, may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.

         18. Assignment. The Agreement shall automatically terminate upon its assignment by PFPC, without the prior written consent of the Fund, provided, however, that no such assignment shall release the PFPC from its obligations under this Agreement.

         19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         20. Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

         21. Miscellaneous. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegation, compensation and/or Oral Instructions.

                  The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or affect. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware Law. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors.

         The parties to this Agreement acknowledge and agree that all liabilities arising, directly or indirectly, under this Agreement of any and every nature whatsoever, including without limitation, liabilities arising in connection with any agreement of the Fund set forth herein to indemnify any party to this Agreement or any other person, shall be satisfied out of the assets of the Fund and that no Trustee, officer or shareholder of the Fund shall be personally liable for any of the foregoing liabilities. The Fund's Declaration of Trust, as amended from time to time, is on file in the Office of the Secretary of State of the Commonwealth of Massachusetts. Such Declaration of Trust describes the limitations of liability of the Trustees and officers of the Fund as required under the 1940 Act.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below on the day and year first above written.


                                                     PROVIDENT FINANCIAL
                                                     PROCESSING CORPORATION


                                                     By:  /s/Clayton H. Burton
                                                          Clayton H. Burton
                                                     Title:  Vice President


                                                     THE AMERICAN SKANDIA TRUST

                                                   By:  /s/Thomas M. Mazzaferro
                                                        Thomas M. Mazzaferro
                                                     Title:  Treasurer